Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in the Registration Statement on Form S-1 filed by Trustwave Holdings, Inc. of our report dated March 1, 2010 relating to the financial statements of Vericept Corporation as of August 25, 2009 and December 31, 2008, and for the period from January 1, 2009 through August 25, 2009 and the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
April 21, 2011